Exhibit 1.1
DIGITAL TURBINE, INC.
Common Stock, Par Value $0.0001 Per Share
SALES AGREEMENT
August 5, 2025
RBC CAPITAL MARKETS, LLC
BROOKFIELD PLACE
200 VESEY STREET
NEW YORK, NEW YORK 10019
CRAIG-HALLUM CAPITAL GROUP LLC
323 N WASHINGTON AVE, SUITE 300
MINNEAPOLIS, MN 55401
Ladies and Gentlemen:
Digital Turbine, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of RBC Capital Markets, LLC and Craig-Hallum Capital Group LLC, as sales agents and/or principals (in any such capacity, each an “Agent” and together, the “Agents”), on the terms and subject to the conditions set forth in this agreement (this “Agreement”).
The Company agrees that, if and when the Company, on the one hand, and any Agent, on the other hand, determine that such Agent will purchase any shares of the Company’s common stock par value $0.0001 per share (“Common Stock”) directly from the Company on a principal basis pursuant to this Agreement, and in each such case pursuant to, the Prospectus and the then currently effective Registration Statement, then such parties will enter into a separate underwriting or similar agreement (each such agreement with an Agent, a “Terms Agreement”) in form and substance satisfactory to both the Company and such Agent in respect of such purchase.
The Company proposes to sell from time to time to or through the Agents shares of Common Stock on the terms set forth in this Agreement and any Terms Agreement, as applicable. The aggregate gross sales price of the shares of Common Stock that may be sold pursuant to this Agreement and the Prospectus, and any Terms Agreement shall not exceed $150,000,000.00 (the “Maximum Amount”). Any shares of Common Stock that may be sold pursuant to this Agreement are sometimes referred to herein as the “Stock”.
1.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
(a)    A registration statement on Form S-3 (File No. 333-289265) relating to, among other securities of the Company, the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Agents. As used in this Agreement:
(i)    “Applicable Time” means, with respect to any shares of Stock, each time of sale of such shares pursuant to this Agreement;
(ii)    “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;
(iii)    “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;
(iv)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act);
(v)    “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any shares of Stock, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus, but is not required to be filed under Rule 433 under the Securities Act;
(vi)    “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;
(vii)    “Prospectus Supplement” means the prospectus supplement specifically relating to the Stock prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof; and
(viii)    “Registration Statement” means, collectively, the various parts of such registration statement, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date. Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be.
Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and before the date of such amendment or supplement and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.
(b)    Since the time of the initial filing of the Registration Statement the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405), and is eligible to use Form S-3 for the offering of the Stock. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 2(i) hereof).
To the extent that the Registration Statement is not available for offers and sales of shares of Stock as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to register the offer and sale of such shares of Stock and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
(c)    The Registration Statement conformed and will conform in all material respects on each Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed and will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
(d)    The Registration Statement did not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e) hereof.
(e)    The Prospectus did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e) hereof.
(f)    The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when such documents are filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e) hereof.
(h)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i)    Each of the Company and its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) (“Significant Subsidiaries”) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Pricing Disclosure Package, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the financial condition, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus and the Pricing Disclosure Package.
(j)    The Company has an authorized capitalization as set forth in the Prospectus and the Pricing Disclosure Package. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of Common Stock contained in the Prospectus and the Pricing Disclosure Package and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the issued options, warrants and other rights to purchase or exchange any securities for shares of Common Stock have been duly authorized and validly issued and conform to the description thereof contained in the Prospectus and the Pricing Disclosure Package and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Stock has been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description of Common Stock contained in the Prospectus and the Pricing Disclosure Package; and the issuance of the Stock is not subject to any preemptive or similar rights and will be in compliance with federal and state securities laws.
(k)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
(l)    The issue and sale of the Stock, the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus and the Pricing Disclosure Package will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each such court or governmental agency or body, a “Relevant Authority”) except, in the case of (i), for such defaults, breaches, or violations that would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)    No consent, approval, authorization, order, filing, registration or qualification of or with any Relevant Authority is required for the issue and sale of the Stock, the execution, delivery, performance and compliance by the Company of and with this Agreement, the consummation of the transactions contemplated herein and in the Prospectus and the Pricing Disclosure Package and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package, except (i) such as have been obtained under the Securities Act and (ii) for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities or Blue Sky laws in connection with the purchase and sale of the Stock through the Agents.
(n)    The financial statements (including the related notes and supporting schedules) of the Company included or incorporated by reference in the Prospectus and the Pricing Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, the financial condition, results, of operations and cash flows of the Company and its subsidiaries for the periods specified; and said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.
(o)    Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.
(p)    The Company maintains a system of internal control and maintains disclosure controls and procedures, in each case that complies with the requirements of the Exchange Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. The Company’s internal control over financial reporting and disclosure controls and procedures are each effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the Pricing Disclosure Package presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal control over financial reporting.
(q)    Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(r)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” set forth or incorporated by reference in the Prospectus and the Pricing Disclosure Package accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
(s)    Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, (i) none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) there has been no adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company or any of its subsidiaries, and (iii) none of the Company or any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business), or incurred any liability or obligation (direct or contingent), that, in the case of clause (i), (ii) and (iii), is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus and the Pricing Disclosure Package. Since the respective dates as of which information is given in the Prospectus and the Pricing Disclosure Package, there has not been (i) any material change in the capital stock (other than as a result of (A) the exercise, if any, of stock options or the award, if any, of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Base Prospectus and the Prospectus or (B) the issuance, if any, of Common Stock upon conversion of Company securities as described in the Prospectus and the Pricing Disclosure Package) or long term debt of the Company or any of its subsidiaries or (ii) any Material Adverse Effect.
(t)    Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real property or have good and valid leasehold title to or hold valid rights to lease or otherwise occupy, use, operate or access all real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus and the Pricing Disclosure Package or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.
(u)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in Prospectus and the Pricing Disclosure Package, except where the failure to possess or make the same would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Prospectus and the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any material license, certificate, permit or authorization or has any reason to believe that any material license, certificate, permit or authorization will not be renewed in the ordinary course.
(v)    Except as set forth in the Prospectus and the Pricing Disclosure Package or as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary to carry on its business as presently conducted. Except as set forth in the Prospectus and the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(w)    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its respective subsidiaries, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (other than as set forth in the Prospectus and the Pricing Disclosure Package) or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement including the issuance and sale of the Stock; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others.
(x)     The statements set forth in the Prospectus and the Pricing Disclosure Package under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of Common Stock, were accurate, complete and fair in all material respects when filed.
(y)    There are no contracts or other documents that would be required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus and the Pricing Disclosure Package insofar as they purport to constitute summaries of the terms of the contracts and other documents that are described and filed as required, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.
(z)    The Company and its subsidiaries have insurance covering their properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer under a material insurance policy or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing material insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(aa)    No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and the Pricing Disclosure Package which is not so described.

(bb)    Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and (ii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors.
(cc)    (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws (or other applicable organization document), and (ii) neither the Company nor any of its subsidiaries is (A) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (ii), for such defaults as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(dd)    Except as described in the Prospectus and the Pricing Disclosure Package, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) neither the Company nor any of its subsidiaries are aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (iii) neither the Company nor any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.
(ee)    (i) Each of the Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed, except for such failures to pay or file as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) there is no tax deficiency that has been asserted against the Company, any of its subsidiaries or any of their respective properties or assets that would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ff)    (i) The Company, its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, and (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, in either case, other than as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “ERISA Affiliate” shall mean, with respect to the Company and its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, of which the Company or such subsidiary is a member.
(gg)    The statistical and market-related data included in the Prospectus and the Pricing Disclosure Package and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus and the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable in all material respects.
(hh)    The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(ii)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
(jj)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.
(kk)    The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(ll)    Neither the Company nor its affiliates have taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Stock.

(mm)    The Stock has been approved for listing, subject to official notice of issuance, on the Nasdaq Capital Market.
(nn)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus and any Issuer Free Writing Prospectus to which the Agents have consented in accordance with Section 1(h) or 3(a)(viii) hereof.
(oo)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, or other person acting on behalf of the Company or its subsidiaries, (i) has used any funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic official or employee from funds of the Company or any of its subsidiaries; (iii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.
(pp)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”). The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Agents are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agents to properly identify their clients.
(qq)    None of the Company, any of its subsidiaries or any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is, or is owned or controlled by one or more person or entity currently the subject or the target of any sanctions administered or enforced by the United States Government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea); the Company and each of its subsidiaries, (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of this Agreement, engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the transaction hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation is, or whose government is, the subject of Sanctions (ii) to fund or facilitate any money laundering or terrorist financing activities or (iii) in any other manner that will result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise).
(rr)    The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(ss)    The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(tt)    The Company and its subsidiaries (i) have implemented and maintain commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except in each case of (i) and (ii) as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(uu)    The Company and each of its subsidiaries are, and at all prior times were, in compliance with all applicable data privacy and security laws and regulations regarding the collection, use, transfer, storage, protection, disposal or disclosure of Personal Data (as defined below) collected from or provided by third parties. (collectively, the “Privacy Laws”) except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. “Personal Data” means “personal data” as defined by the EU General Data Protection Regulations (EU 2016 679) and any data concerning an identified natural person. The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies on its website; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). At all times since inception, the Company has provided notice of its privacy policy on its websites, which provides accurate and sufficient notice of Company's then-current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s then-current privacy practices. None of such disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. Neither the Company nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws.
(vv)    No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ww)    The Company is Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(xx)    Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(yy)    This Agreement conforms in all material respects to the description thereof (if any) contained in the Prospectus and the Pricing Disclosure Package.
(zz)    Any certificate signed by any officer of the Company and delivered to the Agents in connection with the offering of the Stock shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Agents.
2.    Sale and Delivery of Stock. (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agents, as sales agents for the Company, and the Agents severally and not jointly agree to use their commercially reasonable efforts to sell, as sales agents for the Company, the Stock so designated by the Company in accordance with Section 2(b) hereof.
(b)    The Stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Agent on any trading day (other than a day on which the Nasdaq Capital Market (the “Exchange”) is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed such Agent to make such sales, on behalf of the Company, pursuant to the Instruction Notice. On any Trading Day, the Company may instruct an Agent by telephone (confirmed promptly by e-mail, which confirmation will be promptly acknowledged (including, without limitation, by e-mail) by such Agent) as to the maximum number of shares and maximum aggregate gross sales price of Stock to be sold by such Agent on such day and the minimum price per share at which such Stock may be sold (an “Instruction Notice”); provided, however, that the Company shall not deliver an Instruction Notice in violation of Section 2(e) or 2(k) hereof.
(c)    Subject to the terms and conditions hereof, each Agent shall severally and not jointly use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the shares of Stock so designated by the Company in an Instruction Notice delivered to such Agent.
(d)    Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agents shall not be obligated to use their respective commercially reasonable efforts to sell, any shares of Stock if consummation of such sales would result in the violation of Section 2(e) or 2(k) hereof. In addition, the Company or the applicable Agent may, upon notice to the other by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged (including, without limitation, by e-mail) by each receiving party), suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to any shares of

Stock sold under this Agreement prior to the receipt of such notice, including with respect to any shares of Stock sold that have not yet settled, or with respect to shares of Common Stock that are subject to any Terms Agreement entered into prior to the receipt of such notice.
(e)    Under no circumstances shall the aggregate gross sales price or number, as the case may be, of shares of Common Stock offered, issued or sold pursuant to this Agreement and the Prospectus and all Terms Agreements exceed any of the aggregate gross sales price or number, as the case may be, of shares of Common Stock (i) constituting the Maximum Amount, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement and all Terms Agreements by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. The Company agrees that any offer to sell, any solicitation of an offer to buy and any sales of shares of Common Stock shall only be effected by or through the Agents (whether acting as sales agent or principal) on any single given day, but in no event by more than one, and under no circumstances shall the Company instruct the Agents to sell shares of Common Stock or any other equity security of the Company on the same day; provided that such limitation (i) shall not apply on any day during which no sales are made pursuant to this Agreement or any Terms Agreement and (ii) shall not prohibit the Company from entering into any underwriting or similar agreement with more than one of the Agents and/or other institutions, each acting severally as principal.
(f)    If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Stock, it shall promptly notify the other parties and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice.
(g)    The gross sales price of any Stock sold under this Agreement shall be the market price for shares of Common Stock sold by the Agents under this Agreement on the Exchange at the time of such sale. The compensation payable to the Agents, as sales agents on behalf of the Company, for sales of Stock shall be set forth in that certain letter agreement, dated as of the date hereof, among the Company and the Agents; provided that, for the avoidance of doubt, the rate of compensation set forth therein shall not apply when an Agent acts as principal pursuant to a Terms Agreement, which compensation shall instead be set forth in such Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Stock (the “Net Proceeds”). The Agents shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.
(h)    An Agent shall provide written confirmation to the Company following the close of trading on the Exchange each day on which Stock is sold by such Agent under this Agreement setting forth (i) the number of shares of Stock sold by such Agent on such day, (ii) the gross sales prices of the Stock, (iii) the Net Proceeds to the Company, (iv) the compensation payable by the Company to such Agent with respect to such sales.
(i)    Settlement for sales of Stock will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the applicable Agent (each such day, a “Delivery Date”). On each Delivery Date for the sale of Stock through an Agent as sales agent for the Company, the Stock sold through an Agent for settlement on such date shall be delivered by the Company to such Agent against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to the applicable Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Stock on any Delivery Date, the Company shall (i) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay the Agents any commission to which they would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Stock delivered by the Company, such Agent will pay the Company interest based on the effective overnight bank funding rate until such proceeds, together with such interest, have been fully paid.
(j)    The Company and the Agents each acknowledge and agree that (i) there can be no assurance that the Agents will be successful in selling any shares of Stock, (ii) the Agents will not incur any liability or obligation to the Company or any other person or entity if it fails to sell shares of Stock for any reason other than a failure by the Agents to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such shares of Stock as required by this Agreement and (iii) the Agents shall be under no obligation to purchase shares of Common Stock on a principal basis, except as otherwise specifically agreed by the Company and any Agent pursuant to a Terms Agreement.
(k)    Except as may be mutually agreed upon by the Company and the Agents in writing, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agents except during the period that begins after the Company Periodic Report Date (as defined in Section 3(a)(xi) hereof) and ends, for all periods, on the date of the Company’s earnings announcement for the relevant subsequent period (each such date, an “Earnings Date”); provided, however, if the Company requests that shares of Stock be offered and sold pursuant to this Agreement at any time following the date 30 days prior to the end of the quarter in which the applicable Company Periodic Report Date occurs (or, if earlier for such quarter, the date directors and officers of the Company are no longer permitted to trade pursuant to the Company’s policy on insider trading as in effect at such time) and prior to the subsequent Earnings Date, then the Company shall be required to certify in writing to the Agents that the Company is not in possession of any material non-public information at such time, which certification shall be deemed to remain in effect until the Earnings Date for such quarter (or such earlier time specified in such certification), unless withdrawn by the Company. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agents, no sales of Stock shall take place, and the Company shall not request the sale of any Stock that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information.
(l)    For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit the Agents from purchasing any Stock that is issued and sold by the Company through the Agents in accordance with the terms and conditions of this Agreement.
3.    Further Agreements of the Company and the Agents. (a) The Company agrees:
(i)    To make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; to advise the Agents of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and, if not publicly available, to furnish the Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)    During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, to notify the Agents and, upon the request of any Agent, to file such document and to prepare and furnish without charge to the Agents and to any dealer in securities as many copies as any Agent may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.
(iii)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Agents, be required by the Securities Act or requested by the Commission.
(iv)    To deliver promptly to the Agents and to counsel for the Agents a copy (which may be an electronic copy) of each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. To deliver promptly to the Agents such number of the following documents as any Agent shall reasonably request: (A) conformed copies (which may be electronic copies) of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Prospectus.
(v)    To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
(vi)    Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof (which may be an electronic copy) to the Agents and counsel for the Agents and not file such proposed amendment or supplement if any Agent reasonably objects after a reasonable period of review.

(vii)    Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents (such consent not to be unreasonably withheld).
(viii)    To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Agents and, upon the request of an Agent, to file such document and to prepare and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(ix)    As soon as practicable after each Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Agents an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).
(x)    Promptly from time to time to take such action as the Agents may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(xi)    Except during a Suspension Period (as defined in Section 3(c) hereof), at each Applicable Time, each Delivery Date, each Registration Statement Amendment Date (as defined below) and each date on which the

Company shall file an Annual Report on form 10-K or Quarterly Report on form 10-Q, including any date on which an amendment to any such document is filed (each such filing date, a “Company Periodic Report Date”), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.
(xii)    Subject to Section 3(c), at or promptly after a Bring-Down Diligence Date (as defined below), the Company will cooperate timely with any reasonable due diligence review conducted by the or counsel for the Agents, in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers during regular business hours and at the Company’s principal offices, as any Agent may reasonably request.
(xiii)    Substantially simultaneously with the execution of this Agreement and promptly after each (A) subject to Section 3(c), date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Stock, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act, or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock) (each such date, a “Registration Statement Amendment Date”)), and (B) subject to Section 3(c), Company Periodic Report Date (subject to Section 3(c), each Registration Statement Amendment Date and Company Periodic Report Date, a “Bring-Down Diligence Date”), the Company will furnish or cause to be furnished forthwith to the Agents a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(g) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(g) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiv)    Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) subject to Section 3(c), Registration Statement Amendment Date, and (B) subject to Section 3(c), Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agents and counsel to the Agents the written opinion and letter of each counsel to the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and counsel to the Agents, of the same tenor as the opinions and letters referred to in Section 5(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
(xv)    Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) subject to Section 3(c), Registration Statement Amendment Date, and (B) subject to Section 3(c), Company Periodic Report Date, the Company will cause Grant Thornton LLP, or other independent accountants reasonably satisfactory to the Agents to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and the counsel to the Agents, of the same tenor as the letter referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
(xvi)    The Company consents to the Agents trading in Common Stock for the Agents’ own accounts and for the accounts of their clients at the same time as sales of Stock occur pursuant to this Agreement.
(xvii)    If to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) hereof shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Common Stock from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Common Stock.
(xviii)    If shares of Common Stock are sold to or through the Agents during a relevant quarter, the Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Common Stock sold to or through the Agents under this Agreement and any Terms Agreements, the net proceeds to the Company and the compensation paid by the Company with respect to sales of Common Stock pursuant to this Agreement and any Terms Agreements during the relevant quarter.
(xix)    During each period commencing on the date of when the Company provides an Instruction Notice to an Agent pursuant to Section 2(b) herein and ending on the later of (i) the date on which such Instruction Notice is terminated or revoked by the Company or (ii) after the close of business on the Delivery Date for the last sale under such Instruction Notice executed by such Agent prior to such termination or revocation, the Company will not, without (A) giving such Agent at least one business day prior written notice specifying the nature of the applicable proposed sale, pledge, disposition or filing and the date of such applicable proposed sale, pledge, disposition or filing and (B) such Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by such Agent in light of the applicable proposed sale, pledge, disposition or filing, as the case may be, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or that could reasonably be expected to, result in the disposition by the Company of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock; (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; or (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, or any other securities of the Company (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or any registration statement, or amendment to any registration statement, for the sale of shares by parties other than the Company). The foregoing sentence shall not apply to (w) shares of Common Stock to be issued and sold, pursuant to this Agreement; (x) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, (y) shares of Common Stock or other securities issued pursuant to options, warrants or rights (including securities convertible into or exercisable for or exchangeable into shares outstanding as of the date of such Instruction Notice) or (z) the grant of options pursuant to option plans existing on the date of such Instruction Notice.
(xx)    To apply the net proceeds to the Company from the sale of the Stock substantially in accordance with the description as set forth in the Prospectus and the Pricing Disclosure Package under the caption “Use of Proceeds”.
(xxi)    To use its best efforts to effect and maintain the listing of the Stock on, and satisfy the requirements of, the Exchange.
(xxii)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.
(xxiii)    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agents’ obligations hereunder.
(xxiv)    The Company will deliver to the Agents, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional supporting documentation as any Agent may reasonably request in connection with the verification of the FinCEN Certification.
(b)    Each Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Agent in connection with the offering or sale of the Stock without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of an Agent on the basis of or derived from issuer information.
(c)    Subject to Section 2(d) hereof, the Company may notify the Agents by telephone (confirmed promptly by email) or by such other method as the Company and the Agents shall mutually agree, that it does not intend to sell shares of Stock under this

Agreement for the period commencing on such date and continuing until the earlier of the date the Company instructs the Agents to sell Stock under this Agreement or the date on which the Company instructs the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Stock pursuant to this Agreement (such period, the “Suspension Period”). Notwithstanding anything to the contrary in this Agreement, the requirements (i) to provide the officer’s certificate, opinions and letters of counsel, accountants’ “comfort letter” and other deliverables specified in Section 5(d) through 5(g), as contemplated pursuant to Sections 3(a)(xiii) through 3(a)(xv); (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 3(a)(xii); and (iii) to be deemed to have affirmed the representations and warranties contemplated under Section 1 pursuant to Sections 3(a)(xi) and 3(a)(xiii) shall be waived during a Suspension Period.
4.    Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses and fees incident to and in connection with (i) the authorization, issuance, sale and delivery of the Stock (including any stamp duties or transfer or other similar taxes payable in that connection), and the preparation and printing of any certificates for the Stock; (ii) the preparation, printing, reproduction and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery, as applicable, of the Stock; (v) the listing of the Stock on the Nasdaq Capital Market and/or any other exchange; (vi) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 3(a)(x) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Agents); (vii) investor presentations on any “road show”, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (viii) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Agents); (ix) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants; (x) all reasonable fees, disbursements and expenses of Cravath, Swaine & Moore LLP, counsel to the Agents, in connection with the transactions contemplated by this Agreement (including, for the avoidance of doubt, the expenses in connection with the deliverables and associated due diligence at each Applicable Time), in an aggregate amount not to exceed $200,000 through the date hereof and thereafter not to exceed $25,000 per subsequent Company Periodic Report Date, which shall be due and payable by the Company reasonably promptly upon written request; and (xi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4 and Section 6 hereof, the Agents shall pay their own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Agents.
5.    Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy, when made and on the date of this Agreement and, on each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:
(a)    The Prospectus Supplement shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.
(b)    The Agents shall not have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the judgment of the Agents, as the case may be, is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    (i) Jackson Walker LLP shall have furnished to the Agents its written opinion and negative assurance letter, as counsel to the Company, addressed to the Agents and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance reasonably satisfactory to the Agents, substantially in the applicable form attached hereto as Exhibit A-1 and (ii) Ilan Schachter, VP Legal and Business Affairs, shall have furnished to the Agents his written opinion, as internal legal counsel for the Company, addressed to the Agents and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance reasonably satisfactory to the Agents, substantially in the form attached hereto as Exhibit A-2.
(e)    The Agents shall have received from Cravath, Swaine & Moore LLP, counsel for the Agents, such opinion or opinions and negative assurance letter, delivered and dated on each date specified in Section 3(a)(xiv) hereof, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(f)    At the dates specified in Section 3(a)(xv) hereof, the Agents shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Agents, addressed to the Agents and dated the date of delivery thereof containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference in each of the Prospectus and the Pricing Disclosure Package; provided, however, that the letters shall, in each case, use a “cut-off” date no more than three business days prior to the date of delivery thereof.
(g)    (i) Substantially simultaneously with the execution of this Agreement, the Company shall have furnished to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum price for the sale of such Stock pursuant to this Agreement and the maximum aggregate gross sales price of shares of Common Stock that may be issued and sold pursuant to this Agreement, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum aggregate gross sales price, a new certificate with respect thereto, and (ii) on each date specified in Section 3(a)(xiii) hereof, the Company shall have furnished to the Agents a certificate, dated such date, of any President or Vice President of the Company and a principal financial or accounting officer of the Company as to such matters as the Agents may reasonably request, including, without limitation, a statement:
(A)    That the representations, warranties and agreements of the Company in Section 1 hereof are true and correct on and as of the applicable date specified in Section 3(a)(xiii) hereof, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such applicable date;
(B)    That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened and the Commission has not notified the

Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;
(C)    That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) (x) the Registration Statement, as of each Effective Date, (y) the Prospectus, as of its date and on the applicable date specified in Section 3(a)(xiii) hereof, and (z) the Pricing Disclosure Package, as of each Applicable Time and as of the applicable date specified in Section 3(a)(xiii) hereof, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (2) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and
(D)    To the effect of Section 5(h) hereof (provided that no representation with respect to the judgment of the Agents need be made).
(h)    Except as described in the Prospectus and the Pricing Disclosure Package (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the respective dates as of which information is given in the Prospectus and the Pricing Disclosure Package, there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change in or affecting the business, financial position, prospects or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Stock on the terms and in the manner contemplated in the Prospectus.
(i)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the Nasdaq Capital Market) or (B) trading in any securities of the Company on any exchange or in the over-the-counter market (including the Nasdaq Capital Market), shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities declared by either federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the outbreak or escalation of hostilities involving the United States or the declaration of a national emergency or war by the United States, or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, as to make it, in the judgment of the Agents, impracticable or inadvisable to proceed with the offering or sale of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(j)    The Exchange shall have approved the Stock for listing, subject to official notice of issuance.
(k)    On or prior to each Delivery Date, the Company shall have furnished to the Agents such further certificates and documents as the Agents may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.
6.    Indemnification and Contribution. (a) The Company hereby agrees to indemnify and hold harmless each Agent and its respective affiliates, directors, officers and employees and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which such Agent, or that affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Agent or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Agent and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Agent or that affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for inclusion therein, which information consists solely of the information specified in Section 6(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or any affiliate, director, officer, employee or controlling person of such Agents.
(b)    Each Agent shall, severally and not jointly indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for inclusion therein, which information is limited to the information set forth in Section 6(e) hereof. The foregoing indemnity agreement is in addition to any liability that such Agent may otherwise have to the Company, or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)    If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agent, on the other, with respect to such offering shall be deemed to be in the same proportion as (A) the total Net Proceeds from the offering of the Stock sold pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and (B) the total underwriting discounts and commissions received by the applicable Agent pursuant to this Agreement, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the applicable Agent, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Agent shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by it with respect to the offering of Stock under the Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several and not joint.
(e)    The Agents confirm and the Company acknowledges and agrees that the following statements in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials: the names of the Agents on the front and back covers of the Prospectus.
7.    Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through the Agents for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 1, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time (solely as to itself). Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 4, 6, 7, 11, and 12 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a) or (b) of this Agreement or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, 4, 6, and 7 of this Agreement shall remain in full force and effect.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(i) hereof.
8.    Research Analyst Independence. The Company acknowledges that the Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the Agents’ investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Agents’ investment banking divisions. The Company acknowledges that the Agents are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
9.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services each Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by such Agent: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and such Agent, on the other, exists; (b) such Agent is not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Stock, and such relationship between the Company, on the one hand, and such Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that such Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d)

such Agent and its respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against each Agent with respect to any breach of fiduciary duty in connection with this offering.
10.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Agents, shall be delivered or sent by mail or electronic mail transmission to RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, New York, New York 10281, Attention: TJ Opladen (tj.opladen@rbccm.com) and Craig-Hallum Capital Group LLC, 323 N Washington Ave, Suite 300, Minneapolis, MN 55401, Attention: Chris Jensen – Chief Compliance Officer (chris.jensen@craig-hallum.com) with a copy, in the case of any notice pursuant to Section 6(c) hereof, to Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York, 10001, Attention: Craig F. Arcella, Esq. and Douglas Dolan, Esq.;
(b)    if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Stephen Lasher, with a copy to Jackson Walker LLP, 100 Congress Avenue, Suite 1100, Austin, Texas, 78701, Attention: Michael Meskill; and
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Agents.
11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Agents and each person or persons, if any, who control the Agents within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of each Agent contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
12.    Survival. The respective indemnities, representations, warranties and agreements of the Company and the Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13.    Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which the Exchange is open for trading and that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
14.    Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law). The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
15.    Waiver of Jury Trial. The Company and each of the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
16.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
17.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
18.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this Agreement:
(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii)    “Covered Entity” means any of the following:
(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
19.    Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

If the foregoing correctly sets forth the agreement between the Company and the Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
DIGITAL TURBINE, INC.
By:	/s/ William G. Stone III
Name: William G. Stone III
Title: Chief Executive Officer

Accepted:

RBC CAPITAL MARKETS, LLC
As an Agent

By:	/s/ Jesse Chasse
Authorized Representative

Accepted:

CRAIG-HALLUM CAPITAL GROUP LLC
As an Agent

By:	/s/ Rick Hartfiel
Authorized Representative